SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                  March 7, 1997




                                  CERBCO, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                0-16749                                  54-1448835
      (Commission File Number)                (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                       20785
(Address of principal executive offices)                 (Zip Code)



               Registrant's telephone number including area code:
                              (301) 773-1784 (tel)
                              (301) 322-3041 (fax)
                 (301) 773-4560 (24-Hour Fax Vault Information)


                                      None
                       (Former name or former address, if
                           changed since last report)

Item 5.    Other Events.

           See press release of the registrant dated March 7, 1997 attached hereto.



                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 7, 1997                               CERBCO, Inc.
                                                   (Registrant)


                                             By:   /s/ Robert W. Erikson
                                                   Robert W. Erikson
                                                   President

                                                                  PRESS RELEASE
                                                          For Immediate Release

              CERBCO ANTICIPATES $22 MILLION IN DEAL TO EXIT COPIER
                                   SUBSIDIARY

         LANDOVER, MD, March 7, 1997 - CERBCO, Inc. [NASDAQ: CERB] today announced that it has entered into a definitive Investment, Redemption and Stock Purchase Agreement (the "Agreement") pursuant to which Capitol Office Solutions, Inc. ("COS") will redeem CERBCO's entire two-thirds stake in COS held by CERBCO's wholly-owned subsidiary, CERBERONICS, Inc. ("CERBERONICS"), for a redemption price of approximately $19,000,000. Under the Agreement, CERBCO will also receive a two-thirds share of an approximate $5,000,000 pre-redemption dividend of excess cash to be disbursed prior to closing. The total of approximately $22,000,000 in cash to be received by CERBERONICS, to include both the redemption price and the pre-redemption dividend, will be subject to formula adjustment based upon audited financial statements at the time of closing and would represent a pretax gain of approximately $10.00 per share to CERBCO stockholders. Additional parties to the Agreement include Armen Manoogian, President and one-third owner of COS, and Golder, Thoma, Cressey, Rauner Fund IV ("GTCR") of Chicago, Illinois. GTCR is the controlling shareholder of Global Imaging Systems, Inc. of Tampa, Florida, one of three nationally recognized consolidators of copier dealerships.

         COS is a provider of copier and fax equipment sales, service and supplies in the Washington, DC and Baltimore, MD metropolitan areas. CERBCO's controlling interest in Insituform East, Incorporated, its other principal operating subsidiary also held through CERBERONICS, will not be affected by this transaction.

          In connection with the transaction, GTCR will acquire from Manoogian a portion of his current interest in COS for approximately $5,000,000, and Manoogian will ratably participate in the pre-redemption dividend. GTCR will acquire additional newly issued COS shares through an investment of at least $1,000,000, and will arrange the additional financing that COS will need to redeem CERBERONICS' shares. After the investment and redemption, GTCR will have a two-thirds interest, and Manoogian a one-third interest, in the recapitalized and leveraged COS.

         For the purposes of this transaction, COS (excluding the pre-redemption dividend) is being valued at $27,000,000. CERBERONICS' $19,000,000 redemption price is equal to two-thirds of $27,000,000 plus a $1,000,000 control premium. Manoogian's minority interest is being valued at $8,000,000 which, coupled with his one-third participation in the pre-redemption dividend, places Manoogian's transaction value at approximately $10,000,000. The total transaction value, including the value of the anticipated pre-redemption dividend, is therefore estimated to be approximately $32,000,000.

         To provide continuity of management and ensure continued excellent financial performance, Manoogian will stay on as President of COS and George and Robert Erikson, currently directors of COS and principal shareholders of CERBCO (the "Eriksons"), will serve as consultants to COS for a period of three years.

         The transaction is conditioned, among other things, upon CERBCO receiving an opinion from an investment banker stating that the consideration for the redemption of CERBERONICS' shares of COS is fair to CERBCO from a financial point of view. The transaction is also subject to receiving a favorable vote of a majority of CERBCO shareholders other than the Eriksons, and upon other customary conditions of transactions of this type. The Eriksons are in favor of the transaction and have agreed to vote their CERBCO shares in favor of the transaction, but only if there is likewise a favorable vote of a majority of CERBCO shareholders other than the Eriksons. The parties anticipate closing the transaction on or before June 30, 1997.

         George Erikson, Chairman of CERBCO, said, "The Board is pleased to be in a position to submit this transaction to the shareholders for approval. The Board was unanimous in its belief that this transaction offers CERBCO a fine return on its investment in COS. This favorable sale is consistent with CERBCO's policy of maintaining strategic flexibility to enter or exit different markets on an opportunistic basis. We have carefully watched the consolidations which have taken place in the copier dealer and service industry in recent years, and we believe that this is the right deal at the right time."

         Robert Erikson, President and Treasurer of CERBCO, added, "Considering the excellent financial results of COS in recent years, the question naturally arises as to why CERBCO would presently entertain exiting such a star performer. In partial answer, we are very mindful of an adage attributed to Bernard Baruch. When asked, 'How did you become so rich?' he replied, 'By selling too soon.' Similarly, we are not proposing the COS transaction for CERBCO to meet any presently identified cash needs. Rather, we simply believe it may be both prudent and a real opportunity for CERBCO to have a strong liquid position going forward. We presently have the opportunity to lock in enormous gain and capture large unrealized market appreciation at the very time both of a potentially overheated stock market and of growing uncertainties for independent copier dealers facing competition from large or emerging consolidators in the industry."

         CERBCO, Inc. [NASDAQ: CERB] is a parent holding company which, through its wholly-owned subsidiary CERBERONICS, Inc., has controlling interests in Insituform East, Incorporated [NASDAQ: INEI] (excavationless sewer and pipeline rehabilitation), and Capitol Office Solutions, Inc. (copier and fax equipment sales, service and supplies).

                                       ***
Contact:          Robert W. Erikson                        George Wm. Erikson
                  President                                Chairman
                  (301) 773-1784                           (301) 773-1784